SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant /_/

Check the appropriate box:

/_/ Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/_/ Definitive Additional Materials
/_/ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                TOTAL CONTAINMENT, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

/_/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(j)(2).
/_/ $500 per each party to the controversy pursuant to
    Exchange Act Rule 14a-6(1)(3).
/_/ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

/X/ No Fee Required.

1) Title of each class of securities to which transaction applies:

   _____________________________________________________________________________

2) Aggregate number of securities to which transaction applies:

   _____________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

   _____________________________________________________________________________

4) Proposed maximum aggregate value of transaction:

   _____________________________________________________________________________

/_/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount previously paid: _________________________________________________

    2) Form, Schedule or Registration No. ______________________________________

    3) Filing party: ___________________________________________________________

    4) Date filed: _____________________________________________________________

___________
*Set forth the amount on which the filing fee is calculated and state how it was determined.

                                     [LOGO]

March 30, 2000

Dear Shareholder:

     Total Containment, Inc.'s Annual Meeting of Shareholders will be held on Tuesday, May 2, 2000, at 2:00 p.m., Eastern Time at the Company's offices located at 422 Business Center, A130 North Drive, Oaks, Pennsylvania 19456.

     The matters to be acted on at the Annual Meeting are: (a) the election of three Class III directors, and (b) the ratification of the appointment by the Board of Directors of Total Containment, Inc. of Grant Thornton LLP as its independent auditors for the year 2000. These matters are described in the enclosed Notice of Annual Meeting of Shareholders and Proxy Statement.

     Thank you for your interest in TCI. I look forward to seeing you at the Annual Meeting.

                                          Sincerely,


                                          /s/ Pierre Desjardins
                                          ----------------------
                                          Pierre Desjardins,
                                          Chairman of the Board

 PLEASE SIGN AND DATE YOUR PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE AS
                               SOON AS POSSIBLE.

                                      [LOGO]

                               422 Business Center
                                A130 North Drive
                                  P.O. Box 939
                            Oaks, Pennsylvania 19456

                    ----------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 2, 2000
                    ----------------------------------------

To the Shareholders of Total Containment, Inc.:

     Notice is hereby given that the Annual Meeting (the "Annual Meeting") of the holders of common stock, $0.01 par value (the "Common Stock"), of Total Containment, Inc. (the "Company") will be held at the Company's offices located at 422 Business Center, A130 North Drive, Oaks, Pennsylvania 19456 on Tuesday, May 2, 2000, at 2:00 p.m., Eastern Time. Matters to be considered are as follows:

          1. To elect three Class III directors to hold office until the 2003 Annual Meeting of Shareholders and until their successors shall have been elected and qualified (Matter No. 1);

          2. To ratify the appointment by the Company's Board of Directors of Grant Thornton LLP as the Company's independent auditors for the fiscal year ending December 31, 2000 (Matter No. 2); and

          3. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

     Holders of record of issued and outstanding shares of Common Stock at the close of business on February 25, 2000, are entitled to notice of, and to vote at, the Annual Meeting. Such shareholders may vote in person or by proxy. The stock transfer books of the Company will not be closed.

     The Board of Directors of the Company cordially invites you to attend the Annual Meeting. Whether or not you are personally present, your shares should be represented at the Annual Meeting. Accordingly, please sign and return your proxy in the enclosed envelope.

                                          By Order of the Board of Directors,


                                          /s/ Richard H. Gross
                                          ---------------------------
                                          Richard H. Gross, Secretary

Dated: March 30, 2000
       Oaks, Pennsylvania

     SHAREHOLDERS ARE URGED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY PROMPTLY IN THE ACCOMPANYING ENVELOPE. THE PROXY IS REVOCABLE AT ANY TIME BY A WRITTEN INSTRUMENT, INCLUDING A LATER DATED PROXY, SIGNED IN THE SAME MANNER AS THE PROXY AND RECEIVED BY THE SECRETARY OF THE COMPANY AT OR BEFORE THE ANNUAL MEETING. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY, IF YOU WISH, REVOKE YOUR PROXY BY VOTING IN PERSON.

                             TOTAL CONTAINMENT, INC.
                               422 Business Center
                                A130 North Drive
                                  P.O. Box 939
                            Oaks, Pennsylvania 19456

                               ------------------
                                 PROXY STATEMENT
                               FOR ANNUAL MEETING
                               ------------------

                                     GENERAL

INTRODUCTION

     Total Containment, Inc. (the "Company") is a Pennsylvania business corporation headquartered at 422 Business Center, A130 North Drive, Oaks, Pennsylvania 19456.

SOLICITATION OF PROXIES

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Company to be used at the Annual Meeting (the "Annual Meeting") of holders of Common Stock, $0.01 par value (the "Common Stock"), of the Company to be held at the Company's offices located at 422 Business Center, A130 North Drive, Oaks, Pennsylvania 19456 on Tuesday, May 2, 2000, at 2:00 p.m., Eastern Time, and at any adjournment or adjournments thereof. The approximate date upon which this Proxy Statement and the accompanying proxy were first sent, given or otherwise made available to shareholders was March 30, 2000. In addition to the use of the mails, proxies may be solicited by personal interview and telephone by directors, officers and employees of the Company and its subsidiaries. The Company will pay all costs of soliciting proxies.

VOTING SECURITIES

     Holders of record of the Common Stock at the close of business on February 25, 2000 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting.

     At the Annual Meeting, each shareholder is entitled to one vote for each share of the Common Stock registered in the shareholder's name as of the Record Date. On the Record Date, there were 4,672,600 shares of the Common Stock outstanding and, accordingly, holders of the Common Stock are entitled to cast a total of 4,672,600 votes at the Annual Meeting. Holders of the Common Stock are not entitled to cumulate votes for the election of directors.

     Of the 4,672,600 shares of Common Stock outstanding, 2,649,000 shares, representing 56.69% of the issued and outstanding shares of Common Stock, are indirectly, beneficially owned by Mr. Marcel Dutil, director of the Company. Mr. Dutil has informed the Board that he intends to cause all of the 2,649,000 shares of Common Stock of the Company to be voted "FOR" the election of the nominees of the Board of Directors of the Company ("Matter No. 1") and "FOR" the ratification of the appointment of Grant Thornton LLP as the Company's independent auditors for 2000 ("Matter No. 2").

     If the enclosed form of proxy is appropriately marked, signed and returned in time to be voted at the Annual Meeting, the shares represented by the proxy will be voted in accordance with the instructions marked thereon. Signed proxies not marked to the contrary will be voted "FOR" Matter No. 1 and "FOR" Matter No.
2. Signed proxies will be voted "FOR" or "AGAINST" each other matter which properly comes before the Annual Meeting or any adjournment or adjournments thereof, at the discretion of the persons named as proxyholders as provided in the rules of the Securities and Exchange Commission, including with respect to any matter of which the Company did not receive notice by February 8, 2000.

     With respect to the election of directors (Matter No. 1), each shareholder may cast such holder's votes "FOR" all the nominees or may "WITHHOLD AUTHORITY" to vote for all or for any individual nominee. Votes which are withheld will not be counted for purposes of the election of directors, but will be counted as present for purposes of determining the existence of a quorum.

     With respect to the ratification of the appointment of auditors (Matter No.
2), each shareholder may cast all of such holder's votes "FOR" or "AGAINST" such proposal, or may "ABSTAIN" from voting. Abstentions will be counted as present for purposes of determining the existence of a quorum. However, because the ratification of auditors requires the affirmative vote of a majority of shares present, in person or by proxy, and entitled to vote, abstentions will have the effect of a negative vote.

     Under applicable Pennsylvania law, broker non-votes will be counted as present for purposes of determining whether a quorum exists at the Annual Meeting, but a broker non-vote with respect to Matters No. 1 or 2 will not be counted as present for purposes of such Matters and, as a result, will have no effect on the outcome of such Matters.

RIGHT OF REVOCATION

     Any shareholder giving a proxy has the power to revoke it by a written instrument, including a later dated proxy, signed in the same manner as the proxy and received by the Secretary of the Company prior to its exercise. Any shareholder attending the Annual Meeting may also revoke his proxy by voting in person at the Annual Meeting.

QUORUM

     Under the Company's Bylaws, holders of a majority of the shares entitled to vote at the Annual Meeting must be present, in person or by proxy, to constitute a quorum for the transaction of business at the Annual Meeting. Marcel Dutil, a director of the Company, has informed the Board that the 2,649,000 shares of Common Stock he indirectly, beneficially owns will be present, in person or by proxy, at the Annual Meeting so that a quorum will be present.

PRINCIPAL SHAREHOLDERS

     The following table sets forth information, as of the Record Date, as to beneficial owners, either directly or indirectly, of 5% or more of the outstanding shares of the Common Stock.

                                                                    AMOUNT AND NATURE
                                                                      OF BENEFICIAL           PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                                    OWNERSHIP             OF CLASS
------------------------------------                                -----------------         --------
Marcel Dutil(1).............................................            2,649,000(2)(3)       56.69%
270 Chemin du Tremblay
Boucherville, Quebec
J43 5X9

------------------
(1) Marcel Dutil is a director of the Company.

(2) These shares are indirectly, beneficially owned by Mr. Dutil. Mr. Dutil possesses sole voting and investment power with respect to these shares.

(3) Information in the table is based upon information filed by Mr. Dutil with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and representations made by Mr. Dutil to the Company.

     Because Mr. Dutil beneficially owns a majority of the outstanding shares of Common Stock, Mr. Dutil will be able to elect the nominees of the Board of Directors as Class III directors, and ratify the appointment of Grant Thornton LLP regardless of how other shareholders of the Company may vote at the Annual Meeting.

                                  MATTER NO. 1
                              ELECTION OF DIRECTORS

GENERAL

     The Company's Articles of Incorporation provide that the number of directors shall consist of not less than one nor more than twenty-five members, as fixed by the Board of Directors from time to time. The Articles also divide the Board into three classes, which under applicable law, must be, in terms of the number of directors in each class, as nearly equal as possible. In August 1999, the Board of Directors, in accordance with the Company's Bylaws, increased the size of the Board of Directors from seven to eight members, and increased the number of directors in Class III from two to three members. Effective October 1, 1999, the Board of Directors elected Mr. John R. Wright, Jr. as a Class III director to fill the vacancy resulting from the increase in the size of the Board.

     The Company's Board of Directors is divided into the following three classes: Class I Directors, whose term expires in 2001; Class II Directors whose term expires in 2002; and Class III directors whose term expires in 2000 at the Annual Meeting and, if and when elected at the Annual Meeting, whose term will expire in 2003. The directors in each Class serve terms of three years each until their successors are elected and qualified.

     The Board of Directors has unanimously nominated Mr. Jean-Claude Arpin, Mr. Marc Guindon, and Mr. John R. Wright, Jr., for election as Class III directors. Mr. Jean-Claude Arpin, Mr. Marc Guindon, and Mr. John R. Wright, Jr., are presently directors of the Company.

     The three nominees who receive the highest number of votes at the Annual Meeting will be elected as Class III directors. Shares represented by properly executed proxies will be voted for the three Class III nominees listed below unless otherwise specified on a shareholder's proxy card. Any shareholder who wishes to withhold authority from the proxyholders to vote for the election of directors, or to withhold authority to vote for any individual nominee, may do so by marking the proxy to that effect. Shareholders cannot cumulate votes for the election of directors. No proxy may be voted for a greater number of persons than the number of nominees named.

     Each of the nominees has consented to being named in this Proxy Statement and to serve if elected. If any of the nominees becomes unable to accept the nomination or election, the proxyholders may exercise their voting power in favor of such other person or persons as the Board of Directors may recommend. The Company, however, has no present reason to believe that any nominee listed below will be unable to serve as a director, if elected.

NOMINEES FOR ELECTION AS DIRECTOR AND CONTINUING DIRECTORS

     The following tables set forth, as to each of the nominees for election as Class III directors and as to each of the continuing Class I and Class II directors, his or her age and the period during which he or she has served as a director of the Company.

                                                                           DIRECTOR
NAME                                                              AGE       SINCE
----                                                              ---      --------
NOMINEES FOR ELECTION IN 2000 AS CLASS III
  DIRECTORS TO SERVE UNTIL 2003
Jean-Claude Arpin...........................................      53         1994
Marc Guindon................................................      56         1990
John R. Wright, Jr..........................................      39         1999

CONTINUING CLASS I DIRECTORS TO SERVE UNTIL 2001
Paul Gobeil.................................................      58         1994
Nycol Pageau-Goyette........................................      56         1994

CONTINUING CLASS II DIRECTORS TO SERVE UNTIL 2002
Pierre Desjardins...........................................      58         1996
Marcel Dutil................................................      57         1990
Bernard Gouin...............................................      47         1996

     The principal occupation and business experience during the last five years of each nominee for election as a director of the Company and of each continuing director of the Company is as follows:

     Jean-Claude Arpin. From 1988 to 1999, Mr. Arpin served as a Vice President of Royal Bank Capital Corporation, a wholly owned subsidiary of the Royal Bank of Canada. Since November 1999, Mr. Arpin has served as Managing Director of Royal Bank Ventures, Inc., also a wholly owned subsidiary of Royal Bank of Canada. Mr. Arpin serves as a director of Motion International and Consolidated Envirowaste Industries, Inc., each of which is a publicly owned Canadian company.

     Pierre Desjardins. Since September 1996, Mr. Desjardins has served as Chief Executive Officer of the Company, and since April 1997, Chairman of the Board of the Company. During the period from September 1996 through September 1999, Mr. Desjardins also served as President. From 1990 to 1994, he was President and Chief Executive Officer of Domtar, Inc., a publicly owned Canadian pulp and paper corporation. He is currently a director of Uni-Select Inc., a publicly owned, Canadian company engaged in the distribution of parts and systems for motor vehicles and is a consultant for The Canam Manac Group, Inc., a publicly owned Canadian industrial corporation engaged in the manufacture of construction steel components and trailers in Canada, the United States, France and Mexico.

     Marcel Dutil. Since 1973, Mr. Dutil has been Chairman of the Board, President, and Chief Executive Officer of The Canam Manac Group, Inc. Mr. Dutil serves as a director of The National Bank of Canada, Quebec Tel Group, Inc. The Jean Coutu Group (PJC) Inc., Donohue Inc., and Leroux Steel Inc., each of which is a publicly owned company.

     Paul Gobeil. Since October 1990, Mr. Gobeil has served as Vice Chairman of the Board of Directors of Metro Inc., a publicly owned Canadian food corporation and is currently Chairman of the Board of Directors of BridgePoint International Inc., a publicly owned Canadian services provider for the Telecom Industry. From December 1989 through September 1993, Mr. Gobeil served as Chairman of the Board of Royal Trust Company, a trust corporation. He also served as Chairman of the Board of Domtar Inc., a publicly owned Canadian pulp and paper corporation, from April 1993 through October 1994. Mr. Gobeil is currently a director of The Canam Manac Group, Inc., DiagnoCure Inc., a biotechnology company, and the National Bank of Canada, all of which are publicly owned Canadian corporations.

     Bernard Gouin. Since February 1997, Mr. Gouin has been Chief Financial Officer of The Canam Manac Group, Inc. for which Mr. Gouin served as Chief Financial Officer from 1991 to 1992. From 1994 to early 1997, he was President of Belgo Corporation, a distributor of electricity-saving products and a provider of financial management services. From 1992 to 1994, he served as Executive Vice President of Canam Steel Corporation, a manufacturer of construction steel components and the American subsidiary of The Canam Manac Group, Inc.

     Nycol Pageau-Goyette. Since 1977, Ms. Pageau-Goyette has served as President and Chief Executive Officer of Pageau-Goyette Associates, a management company. She is also Chairperson of the Board and Chief Executive Officer of Aeroport de Montreal (the local airport authority of Montreal, Canada). Ms. Pageau-Goyette serves as a director of Stella Jones Inc. and LGS Inc., which are publicly owned Canadian companies.

     Marc Guindon. Mr. Guindon is a co-founder of the Company and formerly served as Chairman of the Board from 1990 to 1996, and currently as a director of the Company since 1990, and as Chief Executive Officer from May 1993 to September 1996. From 1985 to 1991, Mr. Guindon served as President and Chief Executive Officer of a privately held Canadian corporation which, until February 13, 1996, held a majority of the Common Stock of the Company.

     John R. Wright, Jr. Mr. Wright joined the Company in June 1997 as Vice President Operations. In December 1998, he became Vice President of Marketing and Engineering. In October 1999, he became President and Chief Operating Officer and was elected to the Board of Directors of the Company. From 1982 to 1997 Mr. Wright was Director of Materials Management for Lukens, a specialty steel manufacturer. Prior responsibilities at Lukens included corporate planning, manager, and various sales positions.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth information concerning the number of shares of Common Stock held as of the Record Date by each nominee for director, each present director, each executive officer named in the compensation table set forth elsewhere herein, and all directors and executive officers as a group.

                                                        AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                                 --------------------------------------------------------
                                                   TOTAL      SOLE VOTING     SHARED VOTING
                                                 BENEFICAL   OR DISPOSITIVE   OR DISPOSITIVE   PERCENT OF
NAME OF BENEFICIAL OWNER                         OWNERSHIP       POWER            POWER         CLASS(1)
------------------------                         ---------   --------------   --------------   ----------
Jean-Claude Arpin(2)...........................      5,000         5,000             --             --
Pierre Desjardins(3)...........................    296,000       295,000          1,000(4)        6.04%
Marcel Dutil(5)................................  2,649,000     2,649,000             --          56.69%
Nycol Pageau-Goyette...........................        200           200             --             --
Paul Gobeil....................................     20,000        20,000             --             --
Bernard Gouin..................................         --            --             --             --
Marc Guindon(2)................................         --            --             --             --
John Wright, Jr.(2)(6).........................     40,000        40,000             --             --

OTHER NAMED EXECUTIVE OFFICERS
-----------------------------------------------
Jeffrey Boehmer(7).............................     62,000        62,000             --           1.31%
Richard DiMaggio(8)............................     30,000        30,000             --             --
Keith R. Ruck(9)...............................     13,500        13,500             --             --
All directors and named executive officers as a
  group (11 persons)...........................  3,115,700     3,114,700          1,000          62.04%

------------------
(1) Unless otherwise indicated, amount owned does not exceed 1% of the total number of shares of Common Stock outstanding as of the Record Date.

(2) Indicates a nominee for election as a Class III director at the Annual Meeting.

(3) Includes 225,000 shares which may be acquired by Mr. Desjardins upon exercise of presently exercisable options granted in September 1996 in connection with his employment.

(4) Includes 1,000 shares of Common Stock owned by Mr. Desjardins' spouse with respect to which Mr. Desjardins disclaims beneficial ownership.

(5) Includes 2,649,000 shares of Common Stock indirectly, beneficially owned by Marcel Dutil. Mr. Dutil possesses sole voting and investment control with respect to such shares.

(6) Includes 20,000 shares which may be acquired by Mr. Wright upon the exercise of options granted under the Company's 1994 Stock Compensation Plan (the "1994 Plan") which are vested and presently exercisable or exercisable within 60 days after the Record Date. Does not include 105,000 shares which may be acquired by Mr. Wright in the future in connection with options granted under the 1994 Plan which are not vested and are not exercisable within 60 days after the Record Date.

(7) Includes 62,000 shares which may be acquired by Mr. Boehmer upon the exercise of options granted under the Company's 1994 Plan which are vested and presently exercisable or exercisable within 60 days after the Record Date. Does not include 18,000 shares which may be acquired by Mr. Boehmer in the future in connection with options granted under the 1994 Plan which are not vested and are not exercisable within 60 days after the Record Date.

(8) Includes 30,000 shares which may be acquired by Mr. DiMaggio upon the exercise of options granted under the Company's 1994 Plan which are vested and presently exercisable or exercisable within 60 days after the Record Date. Does not include 20,000 shares which may be acquired by Mr. DiMaggio in the future in connection with options granted under the 1994 Plan which are not vested and are not exercisable within 60 days after the Record Date.

(9) Includes 12,000 shares which may be acquired by Mr. Ruck upon the exercise of options granted under the Company's 1994 Plan which are vested and presently exercisable or exercisable within 60 days after the Record Date. Does not include 18,000 shares which may be acquired by Mr. Ruck in the future in connection with options granted under the 1994 Plan which are not vested and are not exercisable within 60 days after the Record Date.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company has a standing Audit Committee and Compensation Committee. The entire Board of Directors of the Company assumes the role of a nominating committee. Pursuant to the Company's Bylaws, the Board of Directors is authorized to create such other permanent or temporary committees as it deems necessary. The Chief Executive Officer of the Company is an ex-officio member of all committees of the Board of Directors.

     The Audit Committee serves as the principal liaison among the Board of Directors, the Company's independent accountants and the Company's internal staff in connection with the Company's audit function. In addition, the Audit Committee makes recommendations to the Board of Directors concerning the selection of independent accountants to audit the books and accounts of the Company and the performance of nonaudit services. The present members of the Audit Committee are Messrs. Desjardins, Gobeil, Gouin, and Guindon. The Audit Committee met five times during 1999.

     The Compensation Committee makes recommendations to the Board of Directors with respect to compensation of members of the Company's executive staff. The members of the Compensation Committee are Messrs. Arpin, Dutil, Gobeil and Desjardins. The Compensation Committee met three times during 1999.

BOARD MEETINGS

     During 1999, the Board of Directors held six regular meetings. All members of the Board attended each of the regular meetings, except for one member who was not present at one meeting, and all members attended all meetings of committees of which he or she is a member.

COMPENSATION PAID TO DIRECTORS

     Directors of the Company who are not executive officers of the Company are paid a quarterly retainer of $2,500 plus $500 per Board meeting attended. In addition, outside directors receive $250 for each regular committee meeting they attend.

     The Company maintains a directors' and officers' liability insurance policy with National Union Fire Insurance Company of Pittsburgh, Pennsylvania. The policy covers all directors, officers and employees of the Company and its subsidiaries for liability, loss, damage and expense which they may incur in their capacities as such (subject to certain exclusions and exceptions), at a premium cost to the Company, as of the date of the Annual Meeting, of approximately $90,000 per year.

                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

ROLE OF THE COMPENSATION COMMITTEE

     The role of the Compensation Committee of the Board of Directors of the Company is to establish the compensation philosophy of the Company and monitor compensation plans and amounts for conformity with the philosophy.

     The Compensation Committee's role includes establishing company-wide compensation and benefits plans, reviewing and adopting the Chief Executive Officer's (the "CEO") recommendations for compensation for executive and other senior officers, and reviewing and determining the compensation for the CEO.

     The Compensation Committee generally meets once a year. All actions of the Compensation Committee are reported to the full Board of Directors for ratification. The CEO is a member of the Compensation Committee but does not vote on any matters impacting the CEO's compensation or employment status.

EXECUTIVE COMPENSATION PHILOSOPHY

     The Company's executive officer compensation program is predicated on a pay-for-performance philosophy, and as such, a substantial part of the executives' compensation is performance-based. Within this framework, the total compensation program must enable the Company to attract, retain, motivate, and reward executive officers who are critical to the success of the Company.

     Total compensation for executive officers at the Company is a mixture of non-variable elements such as salary and benefits and variable elements such as short-term and long-term incentives. Total compensation can vary from year to year given the Company's considerable emphasis on the incentive compensation programs. Therefore, total compensation for executive officers at the Company is contingent on incentive plans which are themselves tied to the Company's financial performance.

     The Revenue Reconciliation Act of 1993 imposes a limit of $1,000,000 on annual compensation to certain executives or the corporation loses the ability to deduct compensation in excess of such amount, subject to certain exceptions. The Compensation Committee did not specifically design the Company's compensation program for 1999 to meet the requirements of the Act because the Compensation Committee does not believe that compensation payable to any executive officer during 1999 will result in any loss of deduction to the Company.

SPECIFIC EXECUTIVE COMPENSATION PROGRAMS

     In connection with setting executive compensation, the Compensation Committee reviews (a) the compensation paid to the executive in the preceding year against the executive officer's performance as outlined by the CEO and the President of the Company, (b) the results of operations of the Company for the year against the projected results of operations of the Company for the period, and (c) any other factor which the Committee deems relevant, in any applicable year, in assessing the performance of an executive (the "Compensation Criteria").

     The components of total compensation at the Company include salary, short-term and long-term incentives, benefits and perquisites. Set forth below is a discussion of each of these components.

SALARY

     Salary serves as the foundation for the Company's total compensation program. Salaries have been established for all positions including executive officers. Salaries are based on competitive pay practices and on the Company's assessment of the importance of the position. Certain executive officers have entered into employment agreements with the Company which provide for the payment of a pre-established base salary that is subject to an annual review by the entire Board for the purpose of considering possible increases in such salaries. See "Employment Contracts, Termination of Employment and Change-in-Control

Arrangements" herein. Salary adjustments for all positions are considered at the beginning of each calendar year and are based on the Compensation Criteria.

INCENTIVE PLANS

     The Company awards cash bonuses to its executive officers as its short-term incentive plan. The cash bonus plan for executive officers is designed to reward the accomplishment of specific annual financial objectives. Awards, in the form of cash compensation, are made to plan participants based upon the Company's pre-tax income and discretionary objectives. Under the cash bonus plan, each executive officer is entitled to receive a cash bonus in an amount ranging from zero to 18.75% of base salary and could be as high as 37.5% for exceptional results if the Company earned a pre-determined target amount of pre-tax income (the "Target Income") for the year ended December 31, 1999 as well as zero to 12.5% of base salary earned by meeting certain discretionary objectives. In addition, executive officers are entitled to receive an aggregate cash bonus in an amount equal to 15% of pre-tax income in excess of the Target Income.

     The Company uses a stock compensation plan as its long-term incentive plan. The purpose of this plan is to motivate and reward long-term performance defined as the creation of shareholder value and the achievement of consistent, long-term return on equity goals.

     The stock option plan relates a significant portion of executive compensation to increases in shareholder value. The plan promotes increased ownership of Common Stock by executives, as well as providing significant compensation when shares are sold at a price in excess of the exercise price.

     All grants under the option plan are made at fair market value as of the date of grant. The number of options granted to each executive officer is based on the Compensation Criteria and on the potential long-term value of any options granted and the total number of options to be granted in any year as a percentage of total shares outstanding.

BENEFITS AND PERQUISITES

     The Company's executives participate in the same benefit program as applies to all employees of the Company. There are no additional insurance programs or welfare benefits for executives. Any perquisites for executives are business-related and are intended to allow the executive to operate in as efficient a manner as possible.

SUMMARY

     The Compensation Committee believes that the Company's overall executive compensation program has performed well in attracting, retaining and rewarding executives.

                COMPENSATION COMMITTEE

                Jean-Claude Arpin, Marcel Dutil, Pierre Desjardins, Paul Gobeil

EXECUTIVE COMPENSATION

     The following table sets forth information for the years ended December 31, 1999, 1998 and 1997, concerning compensation for services in all capacities awarded to, earned by or paid to (i) the chief executive officer, and (ii) the other executive officers of the Company who earned more than $100,000 during 1999 (collectively, the "Named Executives").

                           SUMMARY COMPENSATION TABLE

                                                                          LONG-TERM
                                                                        COMPENSATION
                                                                           AWARDS
                                             ANNUAL COMPENSATION       ---------------
                                          --------------------------     SECURITIES       ALL OTHER
                                                  SALARY     BONUS       UNDERLYING      COMPENSATION
NAME AND PRINCIPAL POSITION               YEAR     ($)       ($)(1)    OPTIONS/SARS(2)       ($)
---------------------------               ----   --------   --------   ---------------   ------------
Pierre Desjardins.......................  1999   $250,000         --           --            N/A
  Chairman of the Board and               1998    300,000   $180,000           --            N/A
  Chief Executive Officer                 1997    300,000        N/A           --            N/A

John R. Wright, Jr......................  1999   $147,250         --       75,000            N/A
  President and Chief                     1998    117,500   $ 55,900       20,000            N/A
  Operating Officer                       1997     59,583      3,440       30,000            N/A

Jeffrey Boehmer.........................  1999   $110,000         --       10,000            N/A
  Vice President--Operations              1998    101,667   $ 44,688           --            N/A
                                          1997    100,000        N/A           --            N/A

Richard DiMaggio........................  1999   $135,000         --           --            N/A
  Vice President                          1998    135,000   $ 33,345           --            N/A
                                          1997    120,000        N/A           --            N/A

Keith R. Ruck...........................  1999   $110,000         --           --            N/A
  Vice President Finance and              1998     75,025   $ 36,500       30,000            N/A
  Chief Financial Officer                 1997        N/A        N/A          N/A            N/A

------------------

"N/A" indicates that the item is not applicable because no compensation of the category required to be disclosed in the column was received.

(1) Amounts listed as bonus were accrued in the year listed but were not paid until the subsequent year.

(2) Indicates number of shares for which options were granted under the Company's stock compensation plans during the applicable periods.

     The following table sets forth information concerning grants of stock options for the fiscal year ended December 31, 1999 to the Named Executive Officers.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                 INDIVIDUAL GRANTS
                                ---------------------------------------------------    POTENTIAL REALIZABLE
                                 NUMBER OF                                               VALUE AT ASSUMED
                                 SECURITIES     % OF TOTAL    EXERCISE                ANNUAL RATES OF PRICE
                                 UNDERLYING    OPTIONS/SARS   OR BASE                    APPRECIATION FOR
                                OPTIONS/SARS    GRANTED TO     PRICE                       OPTION TERM
                                 GRANTED(1)    EMPLOYEES IN     (2)      EXPIRATION   ----------------------
                                    (#)        FISCAL YEAR     ($/SH)       DATE      5% ($)(3)   10% ($)(3)
                                ------------   ------------   --------   ----------   ---------   ----------
Pierre Desjardins.............          0           N/A          N/A           N/A         N/A          N/A
John R. Wright, Jr............     75,000         60.00%       $2.59        8/5/09    $122,163     $309,584
Jeffrey Boehmer...............     10,000          8.00%       $2.75      12/10/09    $ 17,295     $ 43,828
Richard DiMaggio..............          0           N/A          N/A           N/A         N/A          N/A
Keith R. Ruck.................          0           N/A          N/A           N/A         N/A          N/A

------------------

(1) All amounts represent incentive stock options. No SARs or SARs granted in tandem with options were granted during 1999. Options have a term of ten years from the date of grant. Options vest at the rate of 20% per year for five consecutive years beginning one year from the date of grant. Options are not exercisable following an optionee's voluntary termination of employment other than by reason of retirement or disability.

(2) In the case of each option grant, the exercise price per share is equal to the fair market value on the date the option was granted. The exercise price may be paid in cash, in shares of Common Stock valued at fair market value on the date of exercise or pursuant to a cashless exercise procedure under which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes.

(3) The dollar amounts set forth under these columns are the result of calculations made at the 5% and 10% appreciation rates set forth in Securities and Exchange Commission regulations and are not intended to indicate future price appreciation, if any, of the Common Stock.

     The following table sets forth information concerning the exercise of options to purchase shares of Common Stock by the Named Executives during the fiscal year ended December 31, 1999, as well as the number of securities underlying unexercised options and potential value of unexercised options (both options which are presently exercisable and options which are not presently exercisable) as of December 31, 1999.

               AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                    AND FISCAL YEAR-END OPTION/SAR VALUE(1)

                                                              NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                                   UNDERLYING                 IN-THE-MONEY
                                                  VALUE          OPTIONS/SARS AT             OPTIONS/SARS AT
                               SHARES ACQUIRED   REALIZED      FISCAL YEAR-END (#)       FISCAL YEAR-END ($)(2)
NAME                           ON EXERCISE (#)     ($)      EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----                           ---------------   --------   -------------------------   -------------------------
Pierre Desjardins............         0             0            225,000 / 0                     $0 / $0
John R. Wright, Jr...........         0             0         16,000 / 109,000                    0 /  0
Jeffrey Boehmer..............         0             0          54,000 / 26,000                    0 /  0
Richard DiMaggio.............         0             0          30,000 / 20,000                    0 /  0
Keith R. Ruck................         0             0          6,000 / 24,000                     0 /  0

------------------

(1) All amounts represent stock options. No SARs or SARs granted in tandem with stock options were either exercised during 1999 or outstanding at fiscal year-end 1999.

(2) "In-the-money options" are stock options with respect to which the market value of the underlying shares of Common Stock exceeded the exercise price at December 31, 1999. The value of such options is determined by subtracting the aggregate exercise price for such options from the aggregate fair market value of the underlying shares of Common Stock.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

     As of September 3, 1996, the Company entered into an employment agreement with Pierre Desjardins under which Mr. Desjardins served as President and Chief Executive Officer of the Company. The initial term of the employment agreement is three years, subject to an automatic one-year extension on each anniversary date thereof, unless the Company gives written notice to Mr. Desjardins of an intention not to renew. Mr. Desjardins received an annual base salary of $300,000 per year under the employment agreement. Mr. Desjardins was granted options to purchase 225,000 shares of Common Stock. During August 1999, Mr. Desjardins entered into a new employment agreement where, starting October 1, 1999 he serves as Chairman and Chief Executive Officer of the Company at an annual base salary of $100,000 per year. The Company may terminate the employment agreement for cause. In the event the Company terminates the employment agreement without cause (as defined in the employment agreement), Mr. Desjardins is entitled to, among other things, an amount equal to the total salary due for the unexpired term of the employment agreement.

     During 1999, the Company entered into a new employment agreement with John
R. Wright, Jr. in his capacity as President and Chief Operating Officer. The Company entered into employment agreements with Keith R. Ruck, Richard DiMaggio, and Jeffrey Boehmer in 1998, 1996 and 1994, respectively. Under their respective employment agreements, Keith R. Ruck, serves as Vice President of Finance, Richard DiMaggio serves as Vice President, and Jeffrey Boehmer serves as Vice President Operations. The initial term of each employment agreement is three years, subject to an automatic one-year extension on each anniversary date thereof, unless either party gives notice to the other of an intention not to renew. The terms of the employment agreements provide an annual base salary of $175,000 to Mr. Wright, $110,000 to Mr. Ruck, $135,000 to Mr. DiMaggio, and $110,000 to Mr. Boehmer. The employment agreements provide for an annual review by the Board of the executives' base salaries for purposes of considering possible increases thereto. The employment agreements also provide for the payment of bonuses and the award of stock options in such amounts as shall be determined by the Board. In addition, in the event of termination by the Company of an executive as a result of disability or without cause (as defined in the employment agreements), the terminated executive is entitled to continued payments of his base salary for a period not to exceed the lesser of: (a) six months, or in the case of Mr. Wright, nine months, or (b) the date of the executive's death, which amount will be offset by any payments received by the executive under any disability plan sponsored by the Company. The employment agreements also contain certain confidentiality, non-competition and non-solicitation provisions. One of the employment agreements contains a change-in-control provision.

ADDITIONAL INFORMATION REGARDING DIRECTORS AND OFFICERS

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and officers, and any persons owning ten percent or more of the Common Stock, to file in their personal capacities initial statements of beneficial ownership, statements of changes in beneficial ownership and annual statements of beneficial ownership with the Securities and Exchange Commission (the "SEC"). Persons filing such beneficial ownership statements are required by SEC regulation to furnish the Company with copies of all such statements filed with the SEC. The rules of the SEC regarding the filing of such statements require that "late filings" of such statements be disclosed in the Company's proxy statement. Based solely on the Company's review of any copies of such statements it received and on written representations from directors and officers, the Company believes that all such statements were timely filed in 1999.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Pierre Desjardins, Chairman and Chief Executive Officer of the Company, serves as a member of the Compensation Committee, although he does not participate in or vote on matters concerning his own benefits or awards. The Board of Directors believes that Mr. Desjardins' position with the Company provides him with perspective valuable to the Compensation Committee in connection with performance of its duties.

OTHER

     Richard DiMaggio, Vice President of the Company, leases space to the Company and American Containment, Inc. ("ACI"), a wholly owned subsidiary of the Company, for ACI's office and the Company's fiberglass manufacturing facility, both of which are located in Bakersfield, California. The aggregate monthly rental for this space is $7,700, excluding operating expenses and reimbursement for electricity. The Company believes that the amount of rent charged by Mr. DiMaggio is not in excess of the amount of rent charged by unrelated parties for similar premises in the area.

     In September 1999, the Company refinanced all of its long-term debt of approximately $1.9 million with a new, five-year, $4 million facility with Finloc, Inc. ("Finloc"). The facility charges interest at the rate of LIBOR plus 4.00% (9.83% at December 31, 1999). The loan is in the form of a six-month promissory note which requires payment of the entire principal amount and accrued interest at the expiration of its term. Finloc has provided written notice of its intent to renew this note every six months for a period of five years with a reduction of principal of approximately $400,000 upon each renewal. Marcel E. Dutil, a director of the Company, is the indirect beneficial owner of 56.9% of the Company's stock through his control of Finloc, which directly owns 56.9% of the Company's outstanding common stock.

PERFORMANCE GRAPH

     The following graph compares the percentage change in the cumulative total stockholder return on the Company's Common Stock against the cumulative total return on the Nasdaq Market Value Index and Peer Group Index 621 for the periods indicated. The graph assumes an initial investment of $100.00 on January 1, 1995 with dividends, if any, reinvested over the periods indicated.


                                   {GRAPHIC}


     In the printed version of the document, a line graph appears which depicts the following plot points:

                                                                   FISCAL YEAR ENDED
                                       JANUARY 1,   -----------------------------------------------
                                          1995       1995      1996      1997      1998      1999
                                       ----------   -------   -------   -------   -------   -------
The Company..........................   $ 100.00    $ 45.71   $ 38.57   $ 31.43   $ 79.29   $ 24.29
Peer Group Index 621(1)..............     100.00     131.42    155.75    219.71    199.70    214.94
NASDAQ Market Value Index............     100.00     129.71    161.18    197.16    278.08    490.46

------------------
(1) The Composition of Peer Group Index 621 is as follows: Aztec Manufacturing Co., BMC Industries, Inc., Circor International Inc., CompX International Inc., Driver-Harris Co., Intermagnetics General Corporation, Kinark Corp., Margate Industries Inc., Masco Corp., Material Sciences Corp., Morton Industrial Group Inc., Parker-Hannifen Corp., Raytech Corp., Richton International Corp., The Shaw Group Inc., Sun Hydraulics Corp., Total Containment, Inc., United Capital Corp. and Watts Industries Inc.

                                  MATTER NO. 2

                      RATIFICATION OF INDEPENDENT AUDITORS

     The Board of Directors of the Company has appointed the firm of Grant Thornton LLP, independent accountants, to provide auditing and accounting services for the Company and its subsidiaries during fiscal year 2000. Such appointment is being submitted to shareholders for ratification.

     Grant Thornton LLP has conducted the audit of the financial statements of the Company and its subsidiaries for the year ended December 31, 1999. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting. These representatives will be given an opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions from shareholders.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE 2000 FISCAL YEAR. The affirmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting is required to ratify the appointment. All proxies will be voted "FOR" ratification of the appointment unless a shareholder specifies to the contrary on such shareholder's proxy card.

                         SHAREHOLDER PROPOSALS FOR 2001

     Shareholders may propose matters for consideration at annual meetings of shareholders by notice in writing, delivered to or mailed and received by the Secretary of the Company no later than February 14, 2001. If proposals are submitted after February 14, 2001, management proxyholders could have discretionary authority to vote on those proposals at the 2001 annual meeting.

     The 2001 Annual Meeting of Shareholders of the Company will be held on or about May 2, 2001. Any shareholder desiring to submit a proposal to be considered for inclusion in the 2001 proxy materials must submit such proposal or proposals in writing, addressed to the Company at 422 Business Center, A130 North Drive, Oaks, Pennsylvania 19456, Attention: Secretary, on or before December 1, 2000.

                      DIRECTOR NOMINATIONS BY SHAREHOLDERS

     The Bylaws of the Company permit nominations for election to the Board of Directors to be made by the Board of Directors or by any shareholder entitled to vote for the election of directors. All shareholder nominations are referred to the Board of Directors or a committee of the Board of Directors for consideration. In determining the nominees for director for 2001, the Board will consider nominees recommended by shareholders. Such shareholder recommendations should be made in writing no later than January 1, 2001, addressed to Corporate Secretary, 422 Business Center, A130 North Drive, P.O. Box 939, Oaks, Pennsylvania 19456.

     Under the Bylaws, nominations for director to be made at the Annual Meeting by shareholders entitled to vote for the election of directors must be preceded by written notice, received at the principal executive office of the Company not less than 90 days prior to the Annual Meeting; provided, however, that if less than 15 days' notice of the Annual Meeting is given to shareholders, such written notice must be delivered to the Company not later than the close of the third day following the day on which notice of the Annual Meeting was mailed to shareholders. The notice must contain certain information specified in the Bylaws, and should be delivered or mailed to the attention of the Secretary of the Company. No notice of nomination for election as a director has been received from any shareholder as of the date of this Proxy Statement. If a nomination is attempted at the Annual Meeting which does not comply with the procedures required by the Bylaws or if any votes are cast at the Annual Meeting for any candidate not duly nominated, then such nomination and/or such votes may be disregarded.

                                 OTHER MATTERS

     The Board of Directors does not intend to bring any other matter before the Annual Meeting and is not presently informed of any other business which others may bring before the Annual Meeting. If any other matters should properly come before the Annual Meeting, or any adjournment or adjournments thereof, however, it is the intention of the persons named in the accompanying proxy to vote on such matters as they, in their discretion, may determine.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                            /s/ Richard H. Gross
                                           ---------------------
                                          Richard H. Gross, Secretary

March 30, 2000

                   PLEASE SIGN, DATE AND MAIL YOUR PROXY NOW.

                                     {LOGO}


                        NOTICE OF 2000 ANNUAL MEETING AND
                                 PROXY STATEMENT

                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF SHAREHOLDERS
                             TOTAL CONTAINMENT, INC.

                                   MAY 2, 2000



                 Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------
                            _                                      |
A  [X] PLEASE MARK YOUR    |                                       |_
       VOTES AS IN THIS
       EXAMPLE.



                   FOR all nominees          WITHHOLD            NOMINEES: Jean-Claude Arpin
                   listed at right          AUTHORITY                      Marc Guindon
                   (except as marked      to vote for all                  John R. Wright, Jr.
                   to the contrary)   nominees listed at right.

MATTER NO. 1.            [  ]                  [  ]
   ELECTION OF
   CLASS III
   DIRECTORS

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list at right.)



MATTER NO. 2. RATIFICATION OF GRANT THORNTON    FOR [ ]   AGAINST [ ]   ABSTAIN [ ]
              LLP AS INDEPENDENT AUDITORS.

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY PROMPTLY USING
THE ENCLOSED ENVELOPE.



_______________________________      ______________________________  Dated: ________, 2000
   SIGNATURE OF SHAREHOLDER            SIGNATURE OF SHAREHOLDER

NOTE: Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


--------------------------------------------------------------------------------

                             TOTAL CONTAINMENT, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     I/We hereby appoint Keith R. Ruck and Jeffrey A. Boehmer, or any one of them acting in the absence of the others, as proxyholders, each with the power to appoint his substitute, and hereby authorize them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Total Containment, Inc., (the "Company") held of record by me/us on February 25, 2000, at the Annual Meeting of Shareholders to be held on May 2, 2000 or at any and all adjournments thereof.

     This proxy, when properly executed, will be voted in the manner directed on the reverse side. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR AND FOR THE RATIFICATION OF INDEPENDENT AUDITORS. This proxy will be voted, in the discretion of the proxyholders, upon such other business as may properly come before the Annual Meeting of Shareholders or any adjournment thereof as provided in the rules of the Securities and Exchange Commission.

                    (PLEASE VOTE AND SIGN ON THE OTHER SIDE.)



--------------------------------------------------------------------------------